As filed with the Securities and Exchange Commission on February 1, 2006

Registration No. 33-78096

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1MAGE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0866294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6025 S. Quebec Street, Suite 300
Englewood, Colorado 80111
(303) 694-9180
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Information Solutions, Inc. 1994 Stock Option and Grant Plan
(Full title of the plan)
____________________

With copies to:
DAVID R. DEYOUNG President 1mage Software, Inc. 6025 S. Quebec Street, Suite 300 Englewood, Colorado 80111 (303) 694-9182 (303) 796-0587 Fax	S. LEE TERRY, JR., ESQ. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 (303) 892-9400 (303) 893-1379 Fax
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-78096) (the “Registration Statement”) of 1mage Software, Inc. (the “Company”) pertaining to up to 700,000 shares of the Company’s common stock, $.004 par value, under the Company’s 1994 Stock Option and Grant Plan, which was filed with the Securities and Exchange Commission and became effective on April 22, 1994. As of January 20, 2006, 7,500 shares previously registered under the Registration Statement had not been issued.

On October 31, 2005, the Company filed a Form 15 and on November 1, 2005, a Form 15/A with the Commission to effect the deregistration of its common stock. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Englewood, State of Colorado, on January 31, 2006.

1MAGE SOFTWARE, INC.

By:	/s/David R. DeYoung
David R. DeYoung, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following person on the dates and in the capacities indicated:

Signatures	Title	Date
/s/David R. DeYoung David R. DeYoung	President and Principal Chief Executive Officer and Director	January 31, 2006
/s/Mary Anne DeYoung Mary Anne DeYoung	Vice President, Finance, Principal and Accounting Officer and Director	January 31, 2006
/s/Robert Wiegand II Robert Wiegand, II	Secretary and Director	January 31, 2006
/s/John G. Mazza John G. Mazza	Director	January 31, 2006
/s/Spencer D. Lehman Spencer D. Lehman	Director	January 31, 2006